EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 8, 2004 in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-108729) and related Prospectus of Tercica, Inc. for the registration of shares of its common stock.

/s/    ERNST & YOUNG LLP

Palo Alto, California

February 17, 2004